Exhibit 99.1

News Release
Corporate Headquarters
P.O. Box 269
San Antonio, TX 78291-0269
Phone: (210) 829-9000
Fax: (210) 829-9403

www.harte-hanks.com

FOR IMMEDIATE RELEASE	Media & Financial Contact: Dean Blythe
September 28, 2006	(210) 829-9138
dblythe@harte-hanks.com

HARTE-HANKS COMPLETES ACQUISITION OF ABERDEEN GROUP

IN BOSTON, MASSACHUSETTS

SAN ANTONIO, TX — Harte-Hanks, Inc. (NYSE: HHS), today completed its previously announced acquisition of AberdeenGroup, Inc. AberdeenGroup, Inc., is a Boston, MA-based provider of technology market research, intelligence, and demand generation services.

About Harte-Hanks

Harte-Hanks is a worldwide direct and targeted marketing company that provides marketing services and shopper advertising opportunities to local, regional, national and international consumer and business-to-business marketers. Harte-Hanks Direct Marketing improves return on its clients’ marketing investment by increasing their prospect and customer value – a process of “customer optimization” –organized around five strategic considerations: Information (data collection/management) — Opportunity (data access/utilization) — Insight (data analysis/interpretation) — Engagement (knowledge application) — Interaction (program execution). Expert in integrating this process, Harte-Hanks Direct Marketing is highly skilled at tailoring solutions for each of the vertical markets it serves. Harte-Hanks Shoppers is North America’s largest owner, operator and distributor of shopper publications, with shoppers that are zoned into more than 1,100 separate editions with more than 13 million circulation each week in California and Florida. Visit the Harte-Hanks Web site at http://www.harte-hanks.com or call (800) 456-9748.

###

For more information, contact: Chief Financial Officer Dean Blythe (210) 829-9138 or e-mail at dblythe@harte-hanks.com

This release and other information about Harte-Hanks can be found on the World Wide Web at http://www.harte-hanks.com